Exhibit 99.1

Victory Capital Reports First Quarter 2020 Financial Results

First Quarter 2020 Highlights

  Total Asset Under Management (AUM) of $123.8 billion
  Long-term gross flows of $7.3 billion; total net outflows of $2.9 billion
  GAAP operating margin of 44.3% and adjusted EBITDA margin of 44.8%1
  GAAP net income of $0.77 per diluted share, up 285% versus first quarter 2019
  Adjusted net income with tax benefit of $0.92 per diluted share, up 163% versus first quarter 20191
  Board authorizes regular quarterly cash dividend of $0.05 per share

SAN ANTONIO--(BUSINESS WIRE)--May 11, 2020--Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported financial results for the quarter ended March 31, 2020.

“I am pleased to report Victory Capital generated excellent financial results during the first quarter, despite unprecedented challenges presented by the COVID-19 pandemic,” said David Brown, Chairman and Chief Executive Officer. “Advance preparation proved essential for delivering uninterrupted service to clients and providing safe working conditions for employees. Our comprehensive and thoroughly tested business continuity plan has ensured that all investment activities remain unaffected, and we have been energized by our organization’s ability to seamlessly adapt to challenging circumstances.

“Our cost structure also adjusted in real time with market fluctuations, proving the resiliency of our next-generation business model and contributing to first-quarter results exceeding expectations.

“Four of our investment franchises achieved positive long-term net flows during the quarter, and net outflows from fixed income products held up much better than the industry-wide averages.

“In addition, we took opportunistic action on the capital management front. Early in the quarter, we repriced our term loan to reduce the interest rate spread by 75 basis points. Later in the quarter, we promptly responded to falling interest rates and effectively locked in a rate of 3.465% on the majority of our current debt. At the same time, we maintained a disciplined capital allocation strategy and deployed most of our free cash flow to further reduce debt, while returning some capital to shareholders with steady share repurchases and the cash dividend. Since last year’s origination of the term loan on July 1, we have repaid $217 million and lowered the current outstanding balance to $883 million.

“Looking ahead, we continue to invest to support future growth and remain committed to executing on our strategy to enhance shareholder value. We are still actively evaluating strategic acquisition candidates and conducting due diligence. Persistent market volatility may accelerate industry consolidation and our flexible business model ideally positions us to benefit in this environment. As always, serving the needs of our clients will remain our top priority, and I am more optimistic than ever about our Company’s ability to withstand and thrive in ever-changing market environments.”

[1]The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Assets Under Management
Ending	$123,779	$151,832	$58,119
Average	144,112	147,867	57,043

Long-term Flows(2)
Long-term Gross(2)	$7,273	$5,284	$3,038
Long-term Net(2)	(3,101)	(1,474)	(1,105)

Money Market/Short-term Flows
Money Market/Short-term Gross	$7,652	$4,371	$—
Money Market/Short-term Net	201	85	—

Total Flows
Total Gross	$14,925	$9,655	$3,038
Total Net	(2,900)	(1,390)	(1,105)

Consolidated Financial Results (GAAP)
Revenue	$204.4	$218.6	$87.5
Revenue realization (in bps)	57.1	58.6	62.2
Operating expenses	113.8	154.4	65.4
Income from operations	90.6	64.2	22.1
Operating margin	44.3%	29.4%	25.3%
Net income	57.2	37.6	14.5
Earnings per diluted share	$0.77	$0.51	$0.20
Cash flow from operations	51.9	59.7	17.9

Adjusted Performance Results (Non-GAAP)(1)
Adjusted EBITDA	$91.5	$102.3	$33.6
Adjusted EBITDA margin	44.8%	46.8%	38.4%
Adjusted net income	61.7	66.0	21.9
Tax benefit of goodwill and acquired intangible assets	6.7	6.8	3.4
Adjusted net income with tax benefit	68.5	72.8	25.3
Adjusted net income with tax benefit per diluted share	$0.92	$0.99	$0.35

____________________
1 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

[2] Long-term AUM is defined as total AUM excluding Money Market and short-term assets.

AUM, Flows and Investment Performance

Victory Capital’s AUM decreased by $28.1 billion to $123.8 billion at March 31, 2020, compared with $151.8 billion at December 31, 2019. The decrease was due to negative market action and net outflows of $25.2 billion and $2.9 billion, respectively. Total gross flows for the first quarter were $14.9 billion. For the first quarter, the Company reported long-term gross flows of $7.3 billion.

As of March 31, 2020, Victory Capital offered 116 investment strategies through its nine autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM as of March 31, 2020.

Percentage of AUM Outperforming Benchmark
Trailing	Trailing	Trailing	Trailing
1-Year	3-Years	5-Years	10-Years
44%	55%	69%	79%

First Quarter 2020 Compared with Fourth Quarter 2019

Revenue decreased 6.5% to $204.4 million, in the first quarter, compared with $218.6 million in the fourth quarter, reflecting lower average AUM, one less day in the quarter and a decrease in average fee rate realization as a result of AUM mix shift. GAAP operating margin expanded 1,490 basis points in the first quarter to 44.3%, up from 29.4% in the fourth quarter, due to lower cash operating expenses and a $4.6 million net benefit in acquisition-related expenses. In the prior quarter, acquisition related expenses totaled $22.3 million. Adjusting for the impact of acquisition-related expenses, quarter-over-quarter expenses declined $13.7 million, or 10.4%, reflecting the Company’s variable cost structure. First quarter GAAP net income rose 52% to $57.2 million, up from $37.6 million in the prior quarter. On a per-share basis, GAAP net income advanced 51% to $0.77 per diluted share in the first quarter, versus $0.51 per diluted share in the fourth quarter.

Adjusted net income with tax benefit decreased 6% to $68.5 million in the first quarter, down from $72.8 million in the fourth quarter. On a per-share basis, adjusted net income with tax benefit decreased 7% to $0.92 per diluted share in the first quarter, from $0.99 per diluted share in the prior quarter. Adjusted EBITDA decreased 11% to $91.5 million in the first quarter, versus $102.3 million in the fourth quarter. Adjusted EBITDA margin contracted 200 basis points in the first quarter of 2020 to 44.8% compared with 46.8% in the prior quarter.

First Quarter 2020 Compared with First Quarter 2019

Year-over-year results reflect the acquisition of the USAA Asset Management Company, which closed on July 1, 2019. The acquisition significantly impacted our financial results for the three months ended March 31, 2020 when compared to the three months ended March 31, 2019. Revenue for the three months ended March 31, 2020, rose 134% to $204.4 million, compared with $87.5 million in the same quarter of 2019. The increase was primarily due to higher average AUM as a result of the acquisition.

GAAP operating margin was 44.3% in the first quarter, a 1900 basis point increase from the 25.3% recorded in the same quarter of 2019 primarily due to improved operating leverage. Operating expenses increased 74% to $113.8 million, compared with $65.4 million in last year’s first quarter, reflecting the Company’s larger scale and new call center dedicated to serving USAA members. GAAP net income rose 294% to $57.2 million, or $0.77 per diluted share, in the first quarter compared with $14.5 million, or $0.20 per diluted share, in the same quarter of 2019.

Adjusted net income with tax benefit advanced 171% to $68.5 million, or $0.92 per diluted share, in the first quarter, compared with $25.3 million, or $0.35 per diluted share in the same quarter last year. Adjusted EBITDA rose 172% to $91.5 million, compared with $33.6 million in last year’s same quarter. Year-over-year, adjusted EBITDA margin expanded 640 basis points to 44.8% in the first quarter of 2020, compared with 38.4% in the same quarter last year.

Balance Sheet / Capital Management

During the first quarter, the Company reduced outstanding debt by an additional $38 million. To date, the Company has reduced total debt by $217 million, since July 1, 2019. On January 21, 2020, the Company repriced its Term Loan, lowering the interest rate spread by 75 basis points, from 3.25% over LIBOR, to 2.50% over LIBOR. On March 27, 2020, the Company executed a floating-to-fixed interest rate swap transaction to effectively fix the interest rate at 3.465% on $450 million of its outstanding Term Loan.

Today, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.05 per share payable on June 25, 2020, to shareholders of record on June 10, 2020.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call this morning, May 11, at 10:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please call (877) 823-8673 (domestic) or (647) 689-4067 (international), shortly before 10:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used during the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital is a diversified global asset management firm with $131.8 billion in assets under management as of April 30, 2020. The Company operates a next-generation business model combining boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With nine autonomous Investment Franchises and a Solutions Platform, Victory Capital offers a wide array of investment styles and investment vehicles including, actively managed mutual funds, separately managed accounts, rules-based and active ETFs, multi-asset class strategies, custom-designed solutions and a 529 College Savings Plan.

For more information, please visit www.vcm.com or follow us on: Twitter and LinkedIn.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control such as the COVID-19 pandemic and its effect on our business, operations and financial results going forward, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors such as a pandemic; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an "investment company" under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the dual class structure of the Company’s common stock; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under "Risk Factors" and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Victory Capital Holdings, Inc. and Subsidiaries Unaudited Consolidated Statements of Operations (in thousands except per share data and percentages)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Revenue
Investment management fees	$146,881	$158,943	$74,411
Fund administration and distribution fees	57,540	59,611	13,068
Total revenue	204,421	218,554	87,479

Expenses
Personnel compensation and benefits	47,571	54,210	34,501
Distribution and other asset-based expenses	54,860	57,471	15,767
General and administrative	11,888	14,740	7,087
Depreciation and amortization	4,050	5,620	5,222
Change in value of consideration payable for acquisition of business	(5,500)	19,900	—
Acquisition-related costs	(69)	367	2,777
Restructuring and integration costs	998	2,049	—
Total operating expenses	113,798	154,357	65,354

Income from operations	90,623	64,197	22,125
Operating margin	44.3%	29.4%	25.3%

Other income (expense)
Interest income and other income (expense)	(4,172)	1,598	1,833
Interest expense and other financing costs	(11,408)	(14,901)	(4,624)
Loss on debt extinguishment	(1,054)	(2,451)	—
Total other expense, net	(16,634)	(15,754)	(2,791)

Income before income taxes	73,989	48,443	19,334

Income tax expense	(16,823)	(10,854)	(4,807)

Net income	$57,166	$37,589	$14,527

Earnings per share of common stock
Basic	$0.84	$0.56	$0.22
Diluted	0.77	0.51	0.20

Weighted average number of shares outstanding
Basic	67,790	67,633	67,521
Diluted	74,350	73,856	72,282

Dividends declared per share	$0.05	$0.05	$—

Victory Capital Holdings, Inc. and Subsidiaries Reconciliation of GAAP to Non-GAAP Measures (unaudited; in thousands except per share data and percentages)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Net income (GAAP)	$57,166	$37,589	$14,527
Income tax expense	(16,823)	(10,854)	(4,807)
Income before income taxes	$73,989	$48,443	$19,334
Interest expense	10,528	14,852	3,853
Depreciation	884	1,130	571
Other business taxes	(3,296)	359	555
Amortization of acquisition-related intangible assets	3,166	4,490	4,651
Stock-based compensation	5,372	5,724	1,478
Acquisition, restructuring and exit costs	(1,542)	24,947	2,777
Debt issuance costs	2,389	2,387	364
Earnings from equity method investments	—	—	4
Adjusted EBITDA	$91,490	$102,332	$33,587
Adjusted EBITDA margin	44.8%	46.8%	38.4%

Net income (GAAP)	$57,166	$37,589	$14,527
Adjustment to reflect the operating performance of the Company
Other business taxes	(3,296)	359	555
Amortization of acquisition-related intangible assets	3,166	4,490	4,651
Stock-based compensation	5,372	5,724	1,478
Acquisition, restructuring and exit costs	(1,542)	24,947	2,777
Debt issuance costs	2,389	2,387	364
Tax effect of above adjustments	(1,522)	(9,477)	(2,456)
Adjusted net income	$61,733	$66,019	$21,896
Adjusted net income per diluted share	$0.83	$0.89	$0.30

Tax benefit of goodwill and acquired intangible assets	$6,728	$6,801	$3,361
Tax benefit of goodwill and acquired intangible assets per diluted share	$0.09	$0.09	$0.05

Adjusted net income with tax benefit	$68,461	$72,820	$25,257
Adjusted net income with tax benefit per diluted share	$0.92	$0.99	$0.35

Victory Capital Holdings, Inc. and Subsidiaries Unaudited Condensed Consolidated Balance Sheets (In thousands, except for shares)

	March 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$37,130	$37,121
Receivables	77,610	95,093
Prepaid expenses	6,709	4,852
Investments	15,631	19,076
Property and equipment, net	14,028	13,240
Goodwill	404,750	404,750
Other intangible assets, net	1,172,305	1,175,471
Other assets	3,600	3,706
Total assets	$1,731,763	$1,753,309

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$79,111	$89,203
Accrued compensation and benefits	33,544	54,842
Consideration payable for acquisition of business	113,200	118,700
Deferred tax liability, net	11,134	5,486
Other liabilities	25,047	22,668
Long-term debt, net(1)	888,647	924,539
Total liabilities	1,150,683	1,215,438

Stockholders' equity
Class A common stock, $0.01 par value per share: 2020 - 400,000,000 shares authorized, 18,508,087 shares issued and 16,582,902 shares outstanding; 2019 - 400,000,000 shares authorized, 18,099,772 shares issued and 16,414,617 shares outstanding	185	181
Class B common stock, $0.01 par value per share: 2020 - 200,000,000 shares authorized, 54,537,895 shares issued and 51,436,953 shares outstanding; 2019 - 200,000,000 shares authorized, 53,937,394 shares issued and 51,281,512 shares outstanding	545	539
Additional paid-in capital	632,468	624,766
Class A treasury stock, at cost: 2020 - 1,925,185 shares; 2019 - 1,685,155 shares	(25,918)	(21,524)
Class B treasury stock, at cost: 2020 - 3,100,942 shares; 2019 - 2,655,882 shares	(40,173)	(31,386)
Accumulated other comprehensive loss	(4,887)	—
Retained earnings (deficit)	18,860	(34,705)
Total stockholders' equity	581,080	537,871
Total liabilities and stockholders' equity	$1,731,763	$1,753,309

[1] Balances at March 31, 2020 and December 31, 2019 are shown net of unamortized loan discount and debt issuance costs in the amount of $25.4 million and $27.5 million, respectively. The gross amount of the debt outstanding was $914 million as of March 31, 2020 and $952 million as of December 31, 2019.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management (unaudited; in millions except for percentages)

	For the Three Months Ended			% Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
	2020	2019	2019	2019	2019
Beginning assets under management	$151,832	$145,832	$52,763	4%	188%
Gross client cash inflows	14,925	9,655	3,038	55%	391%
Gross client cash outflows	(17,825)	(11,045)	(4,143)	61%	330%
Net client cash flows	(2,900)	(1,390)	(1,105)	109%	162%
Market appreciation (depreciation)	(25,153)	7,389	6,460	-440%	-489%
Acquired assets / Net transfers	—	—	—	0%	0%
Ending assets under management	123,779	151,832	58,119	-18%	113%
Average assets under management	144,112	147,867	57,043	-3%	153%

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Asset Class (unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.			Total	Money Market/
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Other	Long-term	Short-term	Total
March 31, 2020
Beginning assets under management	$26,347	$17,346	$37,973	$14,091	$12,603	$31,649	$236	$140,245	$11,587	$151,832
Gross client cash inflows	1,474	1,233	1,951	238	671	1,695	11	7,273	7,652	14,925
Gross client cash outflows	(2,265)	(1,310)	(2,890)	(807)	(684)	(2,394)	(24)	(10,374)	(7,451)	(17,825)
Net client cash flows	(791)	(77)	(939)	(569)	(13)	(699)	(12)	(3,101)	201	(2,900)
Market appreciation (depreciation)	(6,907)	(5,325)	(1,361)	(2,828)	(3,245)	(5,436)	(86)	(25,187)	34	(25,153)
Acquired assets / Net transfers	(28)	(59)	(272)	9	27	12	3	(307)	307	—
Ending assets under management	$18,622	$11,885	$35,402	$10,703	$9,372	$25,526	$140	$111,650	$12,129	$123,779

December 31, 2019
Beginning assets under management	$25,479	$16,266	$37,784	$13,488	$11,532	$29,579	$243	$134,371	$11,460	$145,832
Gross client cash inflows	1,007	838	1,608	266	433	1,118	15	5,284	4,371	9,655
Gross client cash outflows	(1,642)	(1,142)	(1,684)	(610)	(491)	(1,139)	(52)	(6,758)	(4,286)	(11,045)
Net client cash flows	(635)	(304)	(76)	(344)	(58)	(21)	(37)	(1,474)	85	(1,390)
Market appreciation (depreciation)	1,505	1,384	262	946	1,129	2,091	32	7,348	41	7,389
Acquired assets / Net transfers	(3)	—	3	—	—	1	—	—	—	—
Ending assets under management	$26,347	$17,346	$37,973	$14,091	$12,603	$31,649	$236	$140,245	$11,587	$151,832

March 31, 2019
Beginning assets under management	$20,019	$12,948	$6,836	$3,759	$4,610	$3,767	$824	$52,763	$—	$52,763
Gross client cash inflows	993	992	303	26	365	279	81	3,038	—	3,038
Gross client cash outflows	(1,786)	(1,059)	(383)	(183)	(277)	(349)	(107)	(4,143)	—	(4,143)
Net client cash flows	(793)	(67)	(79)	(158)	88	(70)	(26)	(1,105)	—	(1,105)
Market appreciation (depreciation)	2,942	1,834	216	516	535	297	120	6,460	—	6,460
Acquired assets / Net transfers	2	(1)	—	(1)	—	1	(1)	—	—	—
Ending assets under management	$22,169	$14,714	$6,973	$4,117	$5,234	$3,996	$918	$58,119	$—	$58,119

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Vehicle (unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds(1)	ETFs(2)	Vehicles(3)	Total
March 31, 2020
Beginning assets under management	$118,605	$4,213	$29,014	$151,832
Gross client cash inflows	13,745	255	925	14,925
Gross client cash outflows	(15,631)	(461)	(1,733)	(17,825)
Net client cash flows	(1,886)	(205)	(809)	(2,900)
Market appreciation (depreciation)	(18,413)	(830)	(5,910)	(25,153)
Acquired assets / Net transfers	—	—	—	—
Ending assets under management	$98,305	$3,177	$22,296	$123,779

December 31, 2019
Beginning assets under management	$114,071	$3,867	$27,894	$145,832
Gross client cash inflows	8,799	249	607	9,655
Gross client cash outflows	(9,835)	(125)	(1,085)	(11,045)
Net client cash flows	(1,036)	124	(478)	(1,390)
Market appreciation (depreciation)	5,569	222	1,598	7,389
Acquired assets / Net transfers	—	—	—	—
Ending assets under management	$118,605	$4,213	$29,014	$151,832

March 31, 2019
Beginning assets under management	$30,492	$2,956	$19,315	$52,763
Gross client cash inflows	2,379	242	417	3,038
Gross client cash outflows	(2,887)	(299)	(957)	(4,143)
Net client cash flows	(508)	(58)	(540)	(1,105)
Market appreciation (depreciation)	3,801	224	2,435	6,460
Acquired assets / Net transfers	—	—	—	—
Ending assets under management	$33,786	$3,123	$21,210	$58,119
(1) Includes institutional and retail share classes, money market and VIP funds.

(2) Excludes assets managed for other proprietary product (i.e. funds of funds) in order to adjust for double counting.

(3) Includes collective trust funds, wrap program separate accounts and unified managed accounts or UMAs.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management[1] (unaudited; in millions)

	As of:
By Asset Class	April 30, 2020	March 31, 2020
Fixed Income	$ 35,476	$ 35,402
Solutions	27,867	25,526
U.S. Mid Cap Equity	21,148	18,622
U.S. Small Cap Equity	13,280	11,885
U.S. Large Cap Equity	11,880	10,703
Global / Non-U.S. Equity	10,213	9,372
Other	183	140
Total Long-Term Assets	$ 120,047	$ 111,650
Money Market/Short-Term Assets	11,766	12,129
Total Assets Under Management	$ 131,814	$ 123,779

By Vehicle
Mutual Funds[2]	104,372	98,305
Separate Accounts and Other Vehicles[3]	24,070	22,296
ETFs	3,372	3,177
Total Assets Under Management	$ 131,814	$ 123,779

[1]Due to rounding, numbers presented in these tables may not add up precisely to the totals provided.

[2]Includes institutional and retail share classes, money market and VIP funds.

[3]Includes collective trust funds, wrap program accounts and unified managed accounts.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

  Adding back income tax expense;
  Adding back interest paid on debt and other financing costs, net of interest income;
  Adding back depreciation on property and equipment;
  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.

Contacts

Investors:
Matthew Dennis, CFA
Chief of Staff
Director, Investor Relations
216-898-2412
mdennis@vcm.com

Media:
Tricia Ross
310-622-8226
tross@finprofiles.com